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                                                                    EXHIBIT 99.6

                         FORM OF ENROLLMENT/CHANGE FORM
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                                              COMPS.COM, INC.

                                 1999 EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                                           ENROLLMENT/CHANGE FORM

SECTION 1:    Action                                            Complete Sections:
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
ACTIONS       [_]  New Enrollment                               2, 3, 7 and sign attached Stock Purchase Agreement
                                                                        ---
              [_]  Payroll Deduction Change                     2, 4, 7
              [_]  Terminate Payroll Deductions                 2, 5, 7
              [_]  Leave of Absence                             2, 6, 7
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SECTION 2:    Name
                  ------------------------------------------------------------------------------------------------------
PERSONNEL                            Last                      First             MI                 Dept.
 DATA
              Home Address
                          ----------------------------------------------------------------------------------------------
                                                               Street

                          ----------------------------------------------------------------------------------------------
                                     City                      State                                Zip Code
              Social Security #
                                  ----------------    --------    ---------------
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SECTION 3:    Effective with the Purchase                      Payroll Deduction Amount: ___________% of cash earnings*
              Interval Beginning:
NEW           [_]  First Business Day of February, ______      * Must be a multiple of 1% up to a maximum of 10% of cash
ENROLLMENT    [_]  First Business Day of August, ______          earnings
              [_]  Initial Offering Period
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SECTION 4:    Effective with the                               I authorize the following new level of payroll deduction:
PAYROLL       Pay Period Beginning:                             ___________% of cash earnings*
DEDUCTION                          --------------------------- * Must be a multiple of 1% up to a maximum of 10% of
CHANGE                             Month,   Day   and   Year     cash earnings


              NOTE:  You may reduce your rate of payroll deductions once per 6-month purchase interval to become effective as soon as possible following the filing of the change form.  You may also increase your rate of payroll deductions to become effective as of the start date of the next 6-month interval
                     (first business day of February or August).
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SECTION 5:    Effective with the                               Your election to terminate your payroll deductions for
TERMINATE     Pay Period Beginning:                            the balance of the offering period cannot be changed,
PAYROLL                            --------------------------- and you may not rejoin the offering period at a later
DEDUCTIONS                         Month,   Day   and   Year   date.  You will not be able to resume participation in
                                                               the ESPP until the start of the next offering period.

              In connection with my voluntary termination of payroll deductions, I elect the following action regarding my ESPP payroll deductions to date in the current purchase interval:

              [_]  Purchase shares of COMPS.COM, INC. at the end of the purchase interval
                                           OR
              [_]  Refund ESPP payroll deductions collected

              NOTE:  If your employment terminates for any reason or your eligibility status changes (greater than
                     20 hrs/week or greater than 5 months/year), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.
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SECTION 6:    In connection with my leave of absence, I elect the following action with respect to my ESPP payroll deductions to date in the current purchase interval:
LEAVE OF
ABSENCE       [_]  Purchase shares of COMPS.COM, INC. at the end of the purchase interval
                                     OR
              [_]  Refund ESPP payroll deductions collected

              NOTE:  If you take an unpaid leave of absence, your payroll deductions will immediately cease.  If you return to active status within 90 days after the start of your leave, your payroll deductions will at that time automatically resume at the rate in effect for you when your leave began.
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SECTION 7:
AUTHORIZATION        I hereby authorize the specific action or actions indicated above.


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        Date                                                                    Signature of Employee
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